UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report April 10, 2008

(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

The discussion provided in Item 5.02 below is hereby incorporated by reference into this item in its entirety.

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2008, Inland Western Retail Real Estate Trust, Inc. (the “Company”) entered into amendments to the employment letter agreements with each of Michael J. O’Hanlon, Steven P. Grimes and Shane C. Garrison and on April 14, 2008 with Niall J. Byrne.

Each of these amendments provides that the employment period will be extended from December 31, 2007 to June 30, 2008, subject to earlier termination.  Any compensation increase negotiated during the remainder of the employment period shall be retroactive to January 1, 2008, subject to certain termination.  All other terms and conditions of each employment agreement with the Company remain in full force and effect.  Each amendment is attached hereto as an exhibit, and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Employment Agreement with Michael J. O’Hanlon, dated April 10, 2008
10.2	Employment Agreement with Steven P. Grimes, dated April 10, 2008
10.3	Employment Agreement with Shane C. Garrison, dated April 10, 2008
10.4	Employment Agreement with Niall J. Byrne, dated April 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Michael J. O’Hanlon

Name:	Michael J. O’Hanlon
Title:	President and Chief Executive Officer

Date:	April 14, 2008

EXHIBIT INDEX

10.1	Employment Agreement with Michael J. O’Hanlon, dated April 10, 2008
10.2	Employment Agreement with Steven P. Grimes, dated April 10, 2008
10.3	Employment Agreement with Shane C. Garrison, dated April 10, 2008
10.4	Employment Agreement with Niall J. Byrne, dated April 14, 2008